THIRD AMENDMENT TO LOAN DOCUMENTS

This THIRD AMENDMENT TO LOAN DOCUMENTS (this "**Amendment**"), dated as of July 26, 2006, is entered into by and between ICF CORPORATION (f/k/a COMC, INC.), a Delaware corporation (the "**Company**"), ICF COMMUNICATION SOLUTIONS, INC., a California corporation and wholly-owned subsidiary of the Company ("**Operating Sub**"), and LAURUS MASTER FUND, LTD., a Cayman Islands company ("**Laurus**"), for the purpose of amending certain of the terms of (i) that certain Security Agreement dated as of November 30, 2004 by and between the Company and Laurus (as amended, modified or supplemented from time to time, the "**Security Agreement**"), (ii) that certain Secured Convertible Term Note dated November 30, 2004 executed by the Company in favor of Laurus (as amended, modified or supplemented from time to time, the "**Term Note**"), (iii) that certain Securities Purchase Agreement, dated as of November 30, 2004 by and between the Company and Laurus (as amended, modified or supplemented from time to time, the "**Purchase Agreement**") and (iv) that certain Registration Rights Agreement, dated as of November 30, 2004, by and between the Company and Laurus (as amended, modified or supplemented from time to time, the "**Registration Rights Agreement**"; and, together with the Security Agreement, the Term Note and the Purchase Agreement, the "**Loan Documents**"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement or the Purchase Agreement, as applicable.

WHEREAS, the parties hereto desire to amend certain of the terms of the Security Agreement to allow for additional borrowings by the Company;

WHEREAS, the parties hereto desire to amend certain of the terms of the Term Note to amend the schedule for repayments of principal and interest thereon; and

WHEREAS, in consideration of the amendments set forth above, the Company desires to issue to Laurus a warrant to purchase 750,000 shares of the Company's Common Stock (the "Common Stock") with an exercise price equal to the par value of the Common Stock, which is $0.01 per share (the "**New Warrant**"), such New Warrant to be substantially in the form attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. AMENDMENTS

1. Section 11 of the Security Agreement is hereby amended by inserting the following new sub-section (f) at the end thereof:

"(f) Company shall deliver, or cause the applicable Subsidiary of Company to deliver, such other information as Laurus shall reasonably request."

2. Annex A to the Security Agreement is hereby amended by deleting the definition of "Capital Availability Amount" set forth in such Annex A and inserting the following new definition in lieu thereof:

"Capital Availability Amount" means Four Million Five Hundred Thousand Dollars ($4,500,000).

3. Laurus and the Company hereby agree that the Company shall not be required to pay the Monthly Amount (as defined in the Term Note) due on the first business day of each of July 2006, August 2006, September 2006, October 2006, November 2006, December 2006, January 2007, February 2007, March 2007, April 2007, May 2007 and June 2007 (the "**Postponed Principal and Interest**") and, subject to the following provisos, Laurus and the Company hereby agree that the non-payment of such Postponed Principal and Interest on such dates set forth above in this Section 3 shall not give rise to any Event of Default under Section 4.1 of the Term Note, which Laurus hereby expressly waives; provided that, the Postponed Principal and Interest shall be due and payable in full on the Maturity Date (as defined in the Term Note) (or such earlier date as such amounts become due in accordance with the terms of the Term Note), together with all other amounts due and payable on such date under the Purchase Agreement and the Related Agreements referred to in the Purchase Agreement; provided further, however that if an Event of Default (as defined in the Term Note) occurs and is continuing the Postponed Principal and Interest shall automatically without further notice become due and payable.

4. Laurus and the Company hereby agree that, for the period beginning on the first business day of July 2006 and ending on June 30, 2007, interest payable under each Minimum Borrowing Note (the "**Postponed Minimum Borrowing Note Interest**") shall be earned and accrue, but not be payable, until the respective Maturity Date (as defined in such Minimum Borrowing Note) (or such earlier date as such amounts become due in accordance with the terms of the Minimum Borrowing Note, the Security Agreement and/or the Ancillary Agreements), together with all other amounts due and payable on such date under the Security Agreement and the Ancillary Agreements referred to in the Security Agreement (it being understood that, subject to the following proviso, the non-payment of such Postponed Minimum Borrowing Note Interest on such dates set forth above in this Section 4 shall not give rise to any Event of Default under Section 19(a) of the Security Agreement, which Laurus hereby expressly waives); provided however that if an Event of Default (as defined in the Security Agreement) occurs and is continuing such Postponed Minimum Borrowing Note Interest shall automatically without further notice become due and payable.

5. The first parenthetical in the first sentence of Section 3.4(b)(C) of the Term Note is hereby amended and restated in its entirety as follows:

> "(except (i) pursuant to Subsections A or B above; (ii) pursuant to options, warrants or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; (iii) pursuant to options that may be issued under any employee stock option and/or any qualified stock option plan adopted by the Borrower; or (iv) issuances of up to an aggregate of two million (2,000,000) shares of Common Stock (as calculated on the date hereof and appropriately adjusted for any subdivision, split, combination or similar

event) to providers of services, including, without limitation, legal, accounting and consulting services)"

6. The first parenthetical in the first sentence of Section 3.5(C) of each Minimum Borrowing Note is hereby amended and restated in its entirety as follows:

> "(except (i) pursuant to Subsections A or B above; (ii) pursuant to options, warrants or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; (iii) pursuant to options that may be issued under any employee stock option and/or any qualified stock option plan adopted by the Borrower; or (iv) issuances of up to an aggregate of two million (2,000,000) shares of Common Stock (as calculated on the date hereof and appropriately adjusted for any subdivision, split, combination or similar event) to providers of services, including, without limitation, legal, accounting and consulting services)"

7. Section 11 of the Purchase Agreement is hereby amended by inserting the following new Section 11.14 at the end thereof:

"<u>11.14 Grant of Irrevocable Proxy.</u> For good and valuable consideration, receipt of which is hereby acknowledged, Purchaser, hereby appoints ICF Corporation (the "Proxy Holder"), with a mailing address set forth in Section 11.8, with full power of substitution, as proxy, to vote all shares of Common Stock of the Company, now or in the future owned by Purchaser (including shares acquired upon conversion of any convertible security or exercise of any option (other than the Option) or warrant) but not including those shares of Common Stock issuable upon conversion of the Option (the "Shares").

This proxy is irrevocable and coupled with an interest. Upon the sale or other transfer of the Shares, in whole or in part, this proxy shall automatically terminate with respect to such sold or transferred Shares at the time of such sale and/or transfer without any further action required by any person.

Purchaser shall use its best efforts to forward to Proxy Holder within two (2) business days following Purchaser's receipt thereof, at the address for Proxy Holder set forth in Section 11.8, copies of all materials received by Purchaser relating, in each case, to the solicitation of the vote of shareholders of the Company.

This proxy shall remain in effect with respect to the Shares of the Company during the period commencing on the date hereof and continuing until the earlier of (a) payment in full of all obligations and liabilities owing by the Company to Purchaser (as the same may be amended, restated, extended or modified from time to time) and (b) the occurrence and continuance of a default or event of default under any document, instrument or agreement between any Company and, or made by any Company in favor of, Purchaser."

8. The Security Agreement is hereby amended by inserting the following new Section 39 at the end thereof:

"39. Grant of Irrevocable Proxy.

For good and valuable consideration, receipt of which is hereby acknowledged, Laurus, hereby appoints ICF Corporation (the "Proxy Holder"), with a mailing address set forth in Section 28, with full power of substitution, as proxy, to vote all shares of Common Stock of the Parent, now or in the future owned by Laurus (including shares acquired upon conversion of any convertible security or exercise of any option or warrant (other than the Warrants)) but not including those shares of Common Stock issuable upon exercise of the [Penny] Warrant (the "Shares").

This proxy is irrevocable and coupled with an interest. Upon the sale or other transfer of the Shares, in whole or in part, or the assignment of an instrument pursuant to which Shares may be issued upon conversion or exercise, this proxy shall automatically terminate (x) with respect to such sold or transferred Shares at the time of such sale and/or transfer and (y) with respect to those Shares issuable upon conversion or exercise under such assigned instrument, at the time of the assignment of such instrument, in each case, without any further action required by any person.

Laurus shall use its best efforts to forward to Proxy Holder within two (2) business days following Laurus' receipt thereof, at the address for Proxy Holder set forth in Section 29, copies of all materials received by Laurus relating, in each case, to the solicitation of the vote of shareholders of the Parent.

This proxy shall remain in effect with respect to the Shares of the Parent during the period commencing on the date hereof and continuing until the earlier of (a) payment in full of all obligations and liabilities owing by the Companies to Laurus (as the same may be amended, restated, extended or modified from time to time) and (b) the occurrence and continuance of a default or event of default under any document, instrument or agreement between any Company and, or made by any Company in favor of, Laurus."

II. WARRANT

In consideration of the amendments set forth herein, the Company shall, on the date hereof, issue the New Warrant to Laurus. The Company further agrees to register the shares of Common Stock issuable upon the exercise of the New Warrant in the next Registration Statement filed by the Company (the "**Next Registration Statement**"), which shall be filed on or prior to the six (6) month anniversary of the Amendment Effective Date (as that term is defined below). The New Warrant shall be included within the definition of "Warrants" set forth in the Registration Rights Agreement and the Next Registration Statement shall be included within the definition of "Registration Statement" set forth in the Registration Rights Agreement and the Next Registration Statement shall be considered a Registration Statement required to be filed under the Registration Rights Agreement.

III. GENERAL

1. Each amendment and waiver set forth herein shall be effective as of the date first above written (the "**Amendment Effective Date**") on the date when (i) each of the Company,

Operating Sub and Laurus shall have executed and delivered its respective counterpart to this Amendment, (ii) each of the Company, Operating Sub and Laurus shall have executed and delivered its respective counterpart to a letter agreement dated the date hereof, in form and substance reasonably satisfactory to the Company and Laurus, setting forth the terms of certain additional borrowings by the Company in the form of an over-advance by Laurus, (iii) the Company shall have executed and delivered to Laurus an Amended and Restated Secured Convertible Revolving Note, amending and restating in its entirety the Secured Convertible Revolving Note issued by the Company to Laurus on November 30, 2004, (iv) the Company shall have received the full amount of the cash proceeds of a loan from Peter Graf to the Company in the amount of One Million Dollars ($1,000,000), and all documentation related to such loan shall be in form and substance reasonably satisfactory to Laurus, and (v) the Company shall have executed and delivered the New Warrant to Laurus.

2. The Company and Operating Sub hereby agree to cause the landlord of each location set forth on Annex I hereto to execute a landlord/lender agreement in form and substance satisfactory to Laurus within 30 days of the date hereof.

3. The Company hereby agrees to hire a new President and Chief Operating Officer no later than sixty (60) days following the Amendment Effective Date, which President and Chief Operating Officer will each be selected by the Board of Directors of the Company and subject to the prior written approval of Laurus.

4. Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Loan Documents, and all of the other forms, terms and provisions of the Loan Documents (as amended, restated, modified and/or supplemented, where applicable) remain in full force and effect.

4. The Company and Operating Sub each hereby represents and warrants to Laurus that (i) as of the date hereof, the Company does not own any Subsidiary other than Operating Sub, (ii) each location that the Company or Operating Sub maintain any Inventory is set forth on Annex I to this Amendment, (iii) all outstanding indebtedness of the Company and Operating Sub is set forth on Annex II to this Amendment, (iv) all Deposit Accounts (as defined in the Security Agreement) of the Company and Operating Sub are set forth on Annex III to this Amendment, (iv) no Event of Default exists on the date hereof, after giving effect to each of this Amendment that certain Amendment and Waiver dated April 26, 2005 by and between the Company, Operating Sub and Laurus and to that certain Second Amendment to the Loan Documents dated as of July 28, 2005 by and between the Company, Operating Sub and Laurus (collectively, the "**Prior Amendments**"), (iv) on the date hereof, after giving effect to this Amendment and the Prior Amendments, all representations, warranties and covenants made by the Company and Operating Sub in connection with the Loan Documents are true, correct and complete and (v) on the date hereof, after giving effect to this Amendment, all of the Company's and Operating Sub's covenant requirements have been met.

5. From and after the Amendment Effective Date, all references in the Loan Documents shall be deemed to be references to the Loan Documents as modified hereby.

6. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. **THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.** This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

* * *

IN WITNESS WHEREOF, each of the Company, Operating Sub and Laurus have caused this Amendment and Waiver to be signed in their names effective as of this 26 day of July 2006.

ICF CORPORATION

By: ______________________
Name: Janice B. Fuellhart
Title: Chief Executive Officer

ICF COMMUNICATION SOLUTIONS, INC.

By: ______________________
Name: Janice B. Fuellhart
Title: Chief Executive Officer

LAURUS MASTER FUND, LTD.

By: ______________________
Name:
Title:

IN WITNESS WHEREOF, each of the Company, Operating Sub and Laurus have caused this Amendment and Waiver to be signed in their names effective as of this 24 day of July 2006.

ICF CORPORATION

By: ______________________
Name: Janice B. Fuellhart
Title: Chief Executive Officer

ICF COMMUNICATION SOLUTIONS, INC.

By: ______________________
Name: Janice B. Fuellhart
Title: Chief Executive Officer

LAURUS MASTER FUND, LTD.

By: ______________________
Name: Eugene Grin
Title: Director

5581897.3
33360-2001